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                                                               EXHIBIT 10.13.1


January 10, 1997



L. Gregory Ballard


Dear Greg:

        On behalf of the Board of Directors, I would like to express our gratitude for your hard work and efforts in building a strong 3Dfx Interactive Inc.

        In appreciation of your efforts, the Board of Directors has approved a special vesting provision with respect to your stock option grant in the event of a change of control of the Company. For the purposes of this letter, the term "change of control" shall mean (i) a sale of all or substantially all of the Company's assets, or (ii) a consolidation or merger of the Company with or into any other corporation or corporations (other than wholly-owned subsidiaries of the Company), or engagement in a transaction or series of related transactions, in which more than 50% of the voting power of the Company is disposed.

        In the event your employment is terminated for other than cause within one year following the effective date of a change of control, in addition to options already vested, the vesting of 25% of your options will be accelerated and become fully vested or, in the event that less than 25% of your options remain unvested, the vesting of all of your remaining options will be accelerated and become fully vested. For the purposes of this letter, termination other than for cause shall include "constructive" termination under the following circumstances: (i) your base salary or rate of compensation is reduced; (ii) your job authority and responsibility are significantly reduced; and (iii) you are required to change the location of your job so that you will be based at a location more than 50 miles from the then current location of your job.


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L. Gregory Ballard
January 10, 1997
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        If the foregoing confirms our agreement regarding these arrangements, please confirm your acceptance by signing a copy of this letter in the space indicated below.

Sincerely,


/s/ GORDON CAMPBELL
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Gordon Campbell
Chairman of the Board


The foregoing is agreed and accepted:


Signature: /s/ L. GREGORY BALLARD
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Print Name: L. Gregory Ballard
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Date:   1/14/97
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